Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 27, 2010

Supplementing that Certain

INDENTURE

Dated as of March 3, 2010

Among

OSHKOSH CORPORATION

as Issuer,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

8¼% SENIOR NOTES DUE 2017

8½% SENIOR NOTES DUE 2020

This First Supplemental Indenture, dated as of September 27, 2010 (the “First Supplemental Indenture”), is by and among Oshkosh Corporation, a Wisconsin corporation (the “Company” or the “Issuer”), the Guarantors party hereto, and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

A.            The Company is a party to that certain Indenture, dated as of March 3, 2010, by and among the Company, the Guarantors (as defined therein), and the Trustee (the “Indenture”), pursuant to which the Company’s 8¼% Senior Notes due 2017 and 8½% Senior Notes due 2020 (the “Notes”) were originally issued.  Capitalized terms used herein without definition have the meanings provided to them in the Indenture.

B.            Sections 9.1(7) and 10.6 of the Indenture provide that, in the event a Guarantor no longer guarantees any Debt under the Credit Agreement, or any other Debt for borrowed money of the Company or any of its Restricted Subsidiaries of at least $25.0 million, then such Guarantor shall, without the consent of any Holders, be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee, as evidenced by a supplemental indenture executed by the Company, the Guarantors (other than such released Guarantor) and the Trustee, without any further action on the part of the Trustee or any Holder.

C.            In connection with the Company’s entry into a new Credit Agreement effective as of the date hereof, certain Guarantors will no longer guarantee any Debt under the Credit Agreement, or any other Debt for borrowed money of the Company or any of its Restricted Subsidiaries of at least $25.0 million, and the Company desires to release such Persons as Guarantors of the Notes under the Indenture.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

SUPPLEMENT TO THE INDENTURE

SECTION 1.1         Supplement to the Indenture.

Pursuant to Section 10.6 of the Indenture, each Person listed on Exhibit A hereto is hereby released from any all obligations of such Person as a Guarantor under the Indenture and the Notes.

ARTICLE II

MISCELLANEOUS

SECTION 2.1  Confirmations; Effectiveness.

As supplemented by this First Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so supplemented shall be read, taken and construed as one and the same instrument.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 2.2  Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 2.3  Governing Law.

This First Supplemental Indenture shall be governed by and construed in accordance with the law of the state of New York, without giving effect to the conflict of laws principles thereof.

SECTION 2.4  Severability.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.5  Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

OSHKOSH CORPORATION,
as Issuer

By:	/s/ David M. Sagehorn
	Name:	David M. Sagehorn
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to First Supplemental Indenture]

ACCESS FINANCIAL SOLUTIONS, INC.
AUDUBON MANUFACTURING CORPORATION
CONCRETE EQUIPMENT COMPANY, INC.
FULTON INTERNATIONAL, INC.
IOWA CONTRACT FABRICATORS, INC.
IOWA MOLD TOOLING CO., INC.
JERRDAN CORPORATION
JLG EQUIPMENT SERVICES, INC.
JLG INDUSTRIES, INC.
JLG OMNIQUIP, INC.
KEWAUNEE FABRICATIONS, L.L.C.
McNEILUS COMPANIES, INC.
McNEILUS FINANCIAL, INC.
McNEILUS TRUCK AND MANUFACTURING, INC.
MEDTEC AMBULANCE CORPORATION
OSHKOSH SPECIALTY VEHICLES, INC.
PIERCE MANUFACTURING INC.
VIKING TRUCK & EQUIPMENT SALES, INC.,
as Guarantors

By:	/s/ David M. Sagehorn
Name:	David M. Sagehorn
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

Released Guarantors

ACCESS FINANCIAL SOLUTIONS, INC.

AUDUBON MANUFACTURING CORPORATION

CONCRETE EQUIPMENT COMPANY, INC.

FULTON INTERNATIONAL, INC.

IOWA CONTRACT FABRICATORS, INC.

IOWA MOLD TOOLING CO., INC.

JERRDAN CORPORATION

JLG EQUIPMENT SERVICES, INC.

JLG OMNIQUIP, INC.

KEWAUNEE FABRICATIONS, L.L.C.

McNEILUS COMPANIES, INC.

McNEILUS TRUCK AND MANUFACTURING, INC.

MEDTEC AMBULANCE CORPORATION

OSHKOSH SPECIALTY VEHICLES, INC.

VIKING TRUCK & EQUIPMENT SALES, INC.